SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2002

MARSHALL & ILSLEY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (414) 765-7801

          Item 4. Changes in Registrant's Certifying Accountant.

          On May 6, 2002, Marshall & Ilsley Corporation ("M&I") dismissed Arthur Andersen LLP as its independent public accountants and appointed Deloitte & Touche LLP as its new independent accountants. The decision to dismiss Arthur Andersen and to retain Deloitte & Touche was approved by M&I's Audit Committee. Deloitte & Touche will be responsible for M&I's independent public accounting functions for the second quarter of 2002.

          Arthur Andersen's reports on M&I's consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

          During M&I's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 6, 2002, there were no disagreements between M&I and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

          None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within M&I's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 6, 2002.

          M&I has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a letter from Arthur Andersen, stating their agreement with said statements.

          During M&I's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 6, 2002, M&I did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

          Item 7. Financial Statements and Exhibits.

          (c)    Exhibits

Exhibit No.	Description

16	Letter of Arthur Andersen LLP regarding change in certifying accountant.
99	Press Release dated May 6, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2002	MARSHALL & ILSLEY CORPORATION

By: /s/ Mark F. Furlong
Mark F. Furlong
Executive Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
16	Letter of Arthur Andersen LLP regarding change in certifying accountant.
99	Press Release dated May 6, 2002.